MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 272-3502
(202) 434-4660                                         FACSIMILE: (814) 272-3514
FACSIMILE: (202) 434-4661


April 13, 2004

Board of Directors
Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------
Ladies and Gentlemen:

     We have acted as special counsel to Sun Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 3,429,624 shares of the Company's common stock, $1.00 par value per share (the "Shares"), in connection with the proposed merger of Community Bancorp of New Jersey with and into the Company, all as described in the Registration Statement. As special counsel to the Company, we have reviewed such records, certificates, documents and legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in accordance with the terms of the Merger and in the manner as set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus/ Proxy Statement included as part of the Registration Statement.


                                     Sincerely,

                                     /s/ Malizia Spidi & Fisch, PC

                                     MALIZIA SPIDI & FISCH, PC